Exhibit 10.1

FORM OF VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of June 1, 2022 by and among (i) Americas Technology Acquisition Corp., a Cayman Islands exempted company (together with its successors, including after the Domestication (as defined below), the “Purchaser”), (ii) Rally Communitas Corp., a Delaware corporation (the “Company”), and (iii) the undersigned holders (collectively, the “Holders” and each, a “Holder”) of capital stock and/or securities convertible into capital stock of the Company. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, on the date hereof, (i) the Purchaser, (ii) Americas Technology Acquisition Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Purchaser (“Pubco”), (iii) Americas Technology Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Purchaser Merger Sub”), (iv) Americas Technology Company Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), (v) the Company, and (vi) the other parties named therein, have entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, (a) prior to the closing of the transactions contemplated by the Merger Agreement (the “Closing”), the Purchaser shall transfer by way of continuation out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation pursuant to the Cayman Islands Companies Law and the applicable provisions of the DGCL (such re-domicile transaction, the “Domestication”), and, at the Closing, (b) Purchaser Merger Sub will merge with and into Purchaser, with Purchaser continuing as the surviving entity (the “Purchaser Merger”), and (c) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger”), and as a result of which, among other matters, all shares of Company Stock issued and outstanding immediately prior to the Effective Time (after giving effect to the Company Exchanges, as defined below) will automatically be cancelled and cease to exist in exchange for the right to receive the Merger Consideration, with each Holder being entitled to receive its Pro Rata Share of the Merger Consideration as set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL;

WHEREAS, it is a condition to the consummation of the Company Merger that, on or prior to the Closing Date, the holders of the Company Preferred Stock and Company Convertible Instruments vote or otherwise consent to convert all of the issued and outstanding shares of Company Preferred Stock and Company Convertible Instruments (including any accrued or declared but unpaid dividends) held by such Holder into shares of Company Common Stock at the applicable conversion ratio as set forth in the Company Charter or the Convertible Debt Agreements (the “Company Preferred Stock Exchange” and “Company Convertible Instruments Exchange”, respectively, and together, the “Company Exchanges”);

WHEREAS, the Board of Directors of the Company has (a) approved and declared advisable the Merger Agreement, the Ancillary Documents, the Company Merger and the other transactions contemplated by any such documents (collectively, the “Transactions”), (b) determined that the Transactions are fair to and in the best interests of the Company and its stockholders (the “Company Stockholders”) and (c) recommended the approval and the adoption by each of the Company Stockholders of the Merger Agreement, the Ancillary Documents, the Company Merger and the other Transactions; and

WHEREAS, as a condition to the willingness of the Purchaser to enter into the Merger Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by each Holder thereunder, and the expenses and efforts to be undertaken by the Purchaser and the Company to consummate the Transactions, the Purchaser, the Company and such Holder desire to enter into this Agreement in order for such Holder to provide certain assurances to the Purchaser regarding the manner in which such Holder is bound hereunder to vote any shares of capital stock of the Company which such Holder beneficially owns, holds or otherwise has voting power (the “Shares”) during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Merger Agreement, the Company Exchanges, the Company Merger, the Ancillary Documents and the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of Transactions and Other Actions in Connection with the Transactions. Each Holder agrees, with respect to all of the Shares (and, in the case of Section 1(b) and Section 1(f), all of the Securities):

(a) during the Voting Period, at each meeting of the Company Stockholders of any class or series thereof, and in each written consent or resolutions of any of the Company Stockholders in which such Holder is entitled to vote or consent, such Holder hereby unconditionally and irrevocably agrees to be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Shares (i) in favor of, and adopt, the Company Merger, the Company Exchanges, the Merger Agreement, the Ancillary Documents, any amendments to the Company’s Organizational Documents, and all of the other Transactions (and any actions required in furtherance thereof), (ii) in favor of the other matters set forth in the Merger Agreement, and (iii) to vote the Shares in opposition to: (A) any Acquisition Proposal or Alternative Transaction and any and all other proposals (x) for the acquisition of the Company, (y) that could reasonably be expected to delay or impair the ability of the Company to consummate the Company Merger, the Company Exchanges, the Merger Agreement or any of the Transactions, or (z) which are in competition with or materially inconsistent with the Merger Agreement or the Ancillary Documents; (B) other than as contemplated by the Merger Agreement, any material change in (x) the present capitalization of the Company or any amendment of the Company’s Organizational Documents or (y) the Company’s corporate structure or business; or (C) any other action or proposal involving any Target Company that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Merger Agreement not being fulfilled;

(b) to execute and deliver all related documentation and take such other action in support of the Company Merger, the Company Exchanges, the Merger Agreement, any Ancillary Documents and any of the Transactions as shall reasonably be requested by the Company or the Purchaser in order to carry out the terms and provision of this Section 1, including, without limitation, (i) execution and delivery to the Company of a Letter of Transmittal and the Transmittal Documents, (ii) if applicable, delivery of such Holder’s Company Certificate (or a Lost Certificate Affidavit in lieu of the Company Certificate), duly endorsed for transfer, to the Company and any similar or related documents and such other documents as may be reasonably requested by the Purchaser or the Exchange Agent, (iii) delivery of a duly executed instrument of conversion contemplating the conversion of such Company Convertible Instruments into Company Common Stock with respect to each Company Convertible Instruments held by such Holder, to be held in escrow by the Company until the Closing; (iv) any actions by written consent of the Company Stockholders presented to such Holder, and (v) any applicable Ancillary Documents (including, without limitation, a Lock-Up Agreement), customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents;

(c) except for transfers as permitted by, and in accordance with Section 3(b), not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares owned by such Holder or his/her/its Affiliates in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the Company and the Purchaser in connection with the Merger Agreement, the Ancillary Documents and any of the Transactions;

(d) except as contemplated by the Merger Agreement or the Ancillary Documents, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any Shares in connection with any vote or other action with respect to the Transactions, other than to recommend that stockholders of the Company vote in favor of adoption of the Merger Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the Merger Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement);

(e) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to the Company Merger, the Merger Agreement, the Ancillary Documents and any of the Transactions, including pursuant to the DGCL;

(f) without limiting Sections 1(a) and 1(b) above, to: (i) approve and consent to and, with respect to any Company Preferred Stock and Company Convertible Instruments held by such Holder as of the date hereof and as of any date during the Voting Period, participate in, the Company Exchanges and convert all shares of Company Preferred Stock and each Company Convertible Instrument held by such Holder for shares of Company Common Stock at the applicable conversion ratio (including any accrued or declared but unpaid dividends) as set forth in the Company Charter or the Convertible Instrument Agreements; and

(g) without limiting Section 1(a) and 1(b) above, to approve and consent to the termination of, and terminate, each of the agreements set forth on Schedule 1 to this Agreement to which Holder is a party.

2.  Grant of Proxy. Each Holder, with respect to all of such Holder’s Shares, hereby irrevocably grants to, and appoints, the Company and any designee of the Company (determined in the Company’s sole discretion) as such Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in such Holder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) any Shares owned (whether beneficially or of record) by such Holder as of the date hereof and as of immediately prior to the Effective Time. The proxy granted by such Holder pursuant to this Section 2 is irrevocable and is granted in consideration of the Company entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Each Holder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 5(a), is intended to be irrevocable. Each Holder agrees, until this Agreement is terminated in accordance with Section 5(a), to vote its Shares in accordance with Section 1 above.

3. Other Covenants.

(a) No Transfers. Each Holder agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without the Purchaser’s prior written consent, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Securities (as defined below); (B) grant any proxies or powers of attorney with respect to any or all of the Securities; (C) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Securities; or (D) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting such Holder’s ability to perform its obligations under this Agreement. The Company hereby agrees that it shall not permit any Transfer of the Securitas in violation of this Agreement. Each Holder agrees with, and covenants to, the Purchaser that such Holder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares during the term of this Agreement without the prior written consent of the Purchaser, and the Company hereby agrees that it shall not effect any such Transfer.

(b) Permitted Transfers. Section 3(a) shall not prohibit a Transfer of Shares by any Holder (i) to any family member or trust for the benefit of any family member, (ii) to any stockholder, member or partner of such Holder, if an entity, (iii) to any Affiliate of such Holder, or (iv) to any person or entity if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar Applicable Law, so long as, in the case of the foregoing clauses (i), (ii) and (iii), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement. During the term of this Agreement, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Shares or any certificate or uncertificated interest representing any Holder’s Shares, except as permitted by, and in accordance with, this Section 3(b).

(c) Changes to Shares. In the event of a stock dividend or distribution, or any change in the Shares by reason of any stock dividend or distribution, stock split, recapitalization, combination, conversion, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction. Each Holder agrees during the Voting Period to notify the Purchaser and the Company promptly in writing of the number and type of any additional Shares acquired by such Holder, if any, after the date hereof.

(d) Compliance with Merger Agreement. Each Holder agrees to not during the Voting Period take or agree or commit to take any action that would make any representation and warranty of such Holder contained in this Agreement inaccurate in any material respect. Each Holder further agrees that it shall use its commercially reasonable efforts to cooperate with the Purchaser to effect the Company Merger, the Company Exchanges, all other Transactions, the Merger Agreement, the Ancillary Documents and the provisions of this Agreement. During the Voting Period, each Holder shall not authorize or permit any of its Representatives to, directly or indirectly, take any action that the Company is prohibited from taking pursuant to Section 5.2 of the Merger Agreement (unless the Purchaser shall have consented thereto).

(e) Registration Statement. During the Voting Period, each Holder agrees to provide to the Purchaser, the Company and their respective Representatives any information regarding such Holder or the Shares that is reasonably requested by the Purchaser, Company or their respective Representatives for inclusion in the Registration Statement.

(f) Publicity. No Holder shall issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and the Purchaser. Each Holder hereby authorizes the Company and the Purchaser to publish and disclose in any announcement or disclosure required by the SEC, NYSE or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), such Holder’s identity and ownership of the Securities and the nature of such Holder’s commitments and agreements under this Agreement, the Merger Agreement and any other Ancillary Documents.

4. Representations and Warranties of Holder. Each Holder hereby represents and warrants to the Purchaser and the Company as follows:

(a) Binding Agreement. Such Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If such Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by such Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of such Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Such Holder understands and acknowledges that the Purchaser is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Holder.

(b) Ownership of Securities. As of the date hereof, such Holder has beneficial ownership over the type and number of the Shares and, to the extent applicable, the Company Convertible Instruments (collectively, the “Securities”) set forth under such Holder’s name on the signature page hereto, is the lawful owner of such Securities, has the sole power to vote or cause to be voted such Securities (to the extent the Securities have associated voting rights), and has good and valid title to such Securities, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Holder pursuant to arrangements made by such Holder. Except for the Shares, the Company Convertible Instruments and other securities of the Company set forth under such Holder’s name on the signature page hereto, as of the date of this Agreement, such Holder is not a beneficial owner or record holder of any: (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company or (iii) options, warrants or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

(c) No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by such Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by such Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of such Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which such Holder is a party or by which such Holder or any of the Securities or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair such Holder’s ability to perform its obligations under this Agreement in any material respect.

5. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of the Purchaser, the Company or any Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of the Purchaser, the Company and each Holder, (ii) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time), and (iii) the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 5 shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Purchaser and the Company (and after the Closing, the Purchaser Representative and the Seller Representative), and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning party of its obligations hereunder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 5(g) (and in the case of each Holder, the address set forth on such Holder’s signature page). Nothing in this Section 5(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(e).

(f) Interpretation. The titles and subtitles contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, including any defined terms, include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; (iv) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; and (v) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser, to: Americas Technology Acquisition Corp. 16400 Dallas Parkway #305 Dallas, Texas 75248 Attn: Jorge E. Marcos Telephone No.: (214) 396-5927 Email: jmarcos@atacspac.com with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Matthew A. Gray, Esq.
Telephone No.: (212) 370-1300
Email: mgray@egsllp.com

If to the Company, to: Rally Co. P.O. Box 216 East Meadow, NY 11554 Attn: Numaan Akram Telephone No.: (917) 657-8109 Email: numaan@rally.co with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough

100 South Charles Street, Suite 1600

Baltimore, Maryland 21201

Attn: Matthew G. Huddle, Esq.

Telephone No.: (443) 392-9457

Email: matthew.huddle@nelsonmullins.com

If to a Holder, to: the address set forth under such Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Company and the Purchaser (and each of their copies for notices hereunder).

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Purchaser, the Company and each Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Each Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such Holder, money damages will be inadequate and the Company and the Purchaser will not have an adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company and the Purchaser shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by any such Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(l) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among the Holders, the Company and the Purchaser, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company stockholders entering into voting agreements with the Company or the Purchaser. No Holder is affiliated with any other holder of Securities entering into a voting agreement with the Company or the Purchaser in connection with the Merger Agreement and has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company or the Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Securities.

(m) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(n) Entire Agreement. This Agreement (together with the Merger Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Purchaser or any of the obligations of each Holder under any other agreement between such Holder and the Purchaser or any certificate or instrument executed by such Holder in favor of the Purchaser, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Purchaser or any of the obligations of such Holder under this Agreement.

(o) Counterparts. This Agreement may be executed and delivered (including by electronic signature or by email in portable document format) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

The Purchaser:

AMERICAS TECHNOLOGY ACQUISITION CORP.

By:
Name:	Jorge E. Marcos
Title:	Chief Executive Officer

The Company:

RALLY COMMUNITAS, CORP.

By:
Name:
Title:

[Signature Pages Continue]

{Signature Page to Voting Agreement}

Holder:

By:
Name:

Number and Type of Shares:

Shares of Company Common Stock: __________

Shares of Company Preferred Stock (indicate each series of Company Preferred Stock): ___________________________________________________________________________

Convertible Debt – Identifying Information:

___________________________________________________________________________

Address for Notice:

Address:___________________________

__________________________________

__________________________________

Telephone  No.:______________________
Email: _____________________________

{Signature Page to Voting Agreement}

Schedule 1

1.	Investors’ Rights Agreement by and among Rally Communitas Corp and the Investors thereof, as of December 4, 2020.

2.	Voting Agreement by and among Rally Communitas Corp and the Investors and Key Holders thereof, as of December 4, 2020.

3.	Right of First Refusal and Co-Sale Agreement by and among Rally Communitas Corp and the Investors and Key Holders thereof, as of December 4, 2020.

4.	Convertible Promissory Note dated July 13, 2021, by and among the Company and Alpana Ventures Investments II SCSp.

5.	Convertible Promissory Note dated June 9, 2021, by and among the Company and Asymmetry Ventures Fund 2, a series of Asymmetry Ventures, LP.

6.	Convertible Promissory Note dated June 24, 2021, by and among the Company and DK Ventures I., Ltd.

7.	Convertible Promissory Note dated October 12, 2021, by and among the Company and Hadley Bos-Fisher.

8.	Convertible Promissory Note dated August 25, 2021, by and among the Company and John Fontein.

9.	Convertible Promissory Note dated August 12, 2021, by and among the Company and Nithin Krishna.

10.	Convertible Promissory Note dated July 26, 2021, by and among the Company and Tethered LLC.

11.	Convertible Note Purchase Agreement, dated as of March 25, 2021, by and among the Company and 43North LLC.

12.	Convertible Note Purchase Agreement, dated as of April 26, 2021, by and among the Company and John Greco.

13.	Side Letter between Daimler Trucks & Buses US Holding LLC and Rally Communitas Corp., dated as of December 14, 2020.

14.	Amended and Restated Convertible Promissory Note dated November 30, 2020, by and among the Company and Sharma Family Holdings, LLC.

15.	Simple Agreement for Future Equity dated November 1, 2021, by and between the Company and Elemental Excelerator, Inc.

16.	Simple Agreement for Future Equity dated February 7, 2022, by and between the Company and Elemental Excelerator, Inc.

17.	Simple Agreement for Future Equity dated May 4, 2022, by and between the Company and Elemental Excelerator, Inc.